UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

NEWHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27936 Vista Canyon Blvd., Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (661) 251-0001

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2026, NewHydrogen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with SunHydrogen, Inc., a Nevada corporation (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser (i) 203,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.01473 per share, and (ii) a Common Stock purchase warrant (the “Warrant”) to purchase up to 407,300,000 shares of Common Stock (the “Warrant Shares”). The aggregate purchase price for the Shares and the Warrant was $2,999,764.50. The transaction closed on October 26, 2026.

The Warrant is exercisable for cash immediately upon issuance at an exercise price of $0.016203 per share and expires on October 23, 2031. Upon certain fundamental transactions, the holder may require the Company or any successor entity to purchase the unexercised portion of the Warrant for an amount equal to its Black Scholes Value (as defined in the Warrant).

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations. The Company intends to use the net proceeds for general corporate purposes, including working capital.

The foregoing descriptions of the Purchase Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Warrant and the Purchase Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties. Investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Shares, the Warrant and the Warrant Shares were offered and sold, and the Warrant Shares will be issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Purchaser represented that it is an “accredited investor,” as defined in Regulation D, and that it is acquiring the securities for its own account and not with a view to distribution in violation of the Securities Act. The securities were not offered by means of any general solicitation or general advertising. The securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name
4.1	Common Stock Purchase Warrant, dated October 23, 2026, issued by NewHydrogen, Inc. to SunHydrogen, Inc.
10.1	Securities Purchase Agreement, dated October 23, 2026, by and between NewHydrogen, Inc. and SunHydrogen, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2026

NEWHYDROGEN, INC.

/s/ Steven Hill
Steven Hill
Chief Executive Officer